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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT
                         -----------------------------



The Board of Directors
First Sentinel Bancorp, Inc.


     We consent to incorporation by reference in the Registration Statement on Form S-8 relating to First Sentinel Bancorp, Inc.'s 1992 Incentive Stock Option Plan, 1992 Stock Option Plan for Outside Directors, Omnibus Incentive Plan and 1998 Stock-Based Incentive Plan, of our report dated February 6, 1998, relating to the consolidated statements of financial condition of First Sentinel Bancorp, Inc. (formerly First Savings Bank, SLA) and Subsidiaries as of December 31, 1997 and 1996 and the related consolidated statements of income, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1997, which report is incorporated by reference in the December 31, 1997 Annual Report on Form 10-K of First Sentinel Bancorp, Inc.



                                              KPMG LLP



Short Hills, New Jersey
February 8, 1999